SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

15 Paradise Plaza # 230, Sarasota, FL  34239

 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (941) 955-1700

1502 Stickney Point Road, Unit 501, Sarasota, Florida  34231-3718
 (Former name or former address, if changed since last report)

ITEM 3.01.	NOTICE OF DELISTING

     On November 16, 2006, the Company’s securities were delisted from quotation on the OTC Bulletin Board due to the Company’s failure to comply with the filing requirements of NASD Rule 6530.

     To the Company’s knowledge, no appeal is available and no appeal will be made from this action.

     The Company intends to bring current all Reports and other filings required under Section 13 of the Securities Exchange Act of 1934, as amended.  At such time as the Company regains compliance with its reporting requirements under the Exchange Act, the Company intends to again seek quotation on the OTC Bulletin Board.

     Until such time, the Company’s securities will trade on the pink sheets maintained by the Pink Sheets, LLC.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKYLYNX COMMUNICATIONS, INC.
Date: November_17, 2006	By:_/s/ K. Bryan Shobe_ K. Bryan Shobe Chief Executive Officer

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